Exhibit 8.1
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                              LIST OF SUBSIDIARIES
                              --------------------


PRIOR TO THE MERGER OF SUBSIDIARIES


                                 JURISDICTION OF             NAME UNDERWHICH
SUBSIDIARIES                      ESTABLISHMENT              BUSINESS IS DONE

Telepisa Celular S.A.                Brazil                        TIM
Teleceara Celular S.A.               Brazil                        TIM
Telern Celular S.A.                  Brazil                        TIM
Telpa Celular S.A.                   Brazil                        TIM
Telpe Celular S.A.                   Brazil                        TIM
Telasa Celular S.A.                  Brazil                        TIM





AFTER ALL REGULATORY APPROVALS HAVE BEEN OBTAINED AND THE MERGER OF SUBSIDIARIES IS COMPLETED



                                 JURISDICTION OF             NAME UNDERWHICH
SUBSIDIARIES                      ESTABLISHMENT              BUSINESS IS DONE

TIM Nordeste
Telecomunicacoes S.A.                Brazil                        TIM